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                                                                     Exhibit 1.1


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
           SERIES 1995-MCF-2, CLASS A-1, CLASS C, CLASS D AND CLASS E

                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                               December 22, 1995

Prudential Securities Incorporated
One New York Plaza - 15th Floor
New York, New York 10292-2015

Ladies and Gentlemen:

                 Prudential Securities Secured Financing Corporation, a Delaware corporation (the "Company"), proposes to issue and sell, pursuant to the terms of this Underwriting Agreement (this "Underwriting Agreement") to Prudential Securities Incorporated, as underwriter (the "Underwriter"), the Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates, Series 1995-MCF-2, Class A-1, Class C, Class D and Class E (collectively, the "Offered Securities") having the respective initial aggregate approximate Certificate Balances set forth on Schedule I hereto, each Certificate evidencing an undivided beneficial ownership interest in a separate trust fund (the "Trust Fund"), the property of which is primarily comprised of a pool (the "Mortgage Pool") of 84 fixed-rate mortgage loans, with original terms to maturity of not more than twenty years (the "Whole Loans"), secured by first liens on commercial and multifamily residential properties (the "Mortgaged Properties") and one mortgage loan participation (the "Seaport Participation" and collectively with the Whole Loans, the "Mortgage Loans") that constitutes a 49.3% undivided ownership interest in one fixed-rate mortgage loan. The Mortgaged Properties consist of multifamily residential housing, nursing homes, congregate care facilities, retail properties, office buildings, self-storage facilities, light industrial/industrial properties, hotels, mobile home parks and mixed use properties.

                 The sale of the Offered Securities is to occur simultaneously with the separate offering of Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates, Series 1995-MCF-2, Class A-2, Class A-EC, Class F, Class G, Class H, Class J-1, Class J-2, Class R and Class LR (the "Privately Placed Certificates"), which are being issued pursuant to the Private Placement Memorandum, dated December 22, 1995 (the "Memorandum") and sold to Prudential Securities Incorporated, as placement agent (in such capacity, the "Placement Agent") pursuant to a Certificate Purchase Agreement, dated December 22, 1995 (the "Certificate Purchase Agreement").
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                 The Trust Fund will be established pursuant to an agreement
(the "Pooling and Servicing Agreement") to be dated as of December 1, 1995, by and among the Company, as depositor, Midland Loan Services, L.P., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent").

                 The Mortgage Loans will be purchased by the Company from Midland Commercial Financing Corp. (the "Mortgage Loan Seller"), a Missouri corporation, pursuant to a Mortgage Loan Purchase and Sale Agreement to be dated as of December 22, 1995 (the "Mortgage Loan Purchase and Sale Agreement"), among the Mortgage Loan Seller, the Servicer and the Company and will be transferred to the Trustee, for the benefit of the Certificateholders, in exchange for the Offered Securities and the Privately Placed Certificates. The Seaport Participation will be created pursuant to a Participation Agreement, to be dated as of December 1, 1995, between LaSalle National Bank, as seller and the Mortgage Loan Seller, as participant (the "Participation Agreement").

                 Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                 1. Offering by the Underwriter. Upon the execution of this Underwriting Agreement and the authorization by the Underwriter of the release of the Offered Securities, the Underwriter proposes to offer for sale to the public the Offered Securities at the price and upon the terms set forth in the Final Prospectus (as hereinafter defined).

                 2. Conditions of the Underwriter's Obligations. The obligation of the Underwriter hereunder to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company, the Servicer and the Special Servicer made in any certificate pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions:

                          (a) All actions required to be taken and all filings required to be made by or on behalf of the Company under the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the sale of the Offered Securities shall have been duly taken or made.

                          (b) The Underwriter shall have received on the Closing Date an Officers' Certificate of the Company, dated the Closing Date, to the effect that: (i) No stop order suspending the effectiveness of the Company's registration statement (Registration No. 33-58522) (the "Registration Statement") shall be in effect; (ii) no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission (the "Commission"), or by any authority administering any state securities or "Blue Sky" laws;
         (iii) any requests for additional information on the part of the Commission shall have been complied with to the Underwriter's


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         reasonable satisfaction, (iv) since the respective dates as of which information is given in the Registration Statement, the Prospectus, dated December 22, 1995 (the "Prospectus") and the Prospectus Supplement, dated December 22, 1995 (the "Prospectus Supplement"; together with the Prospectus, the "Final Prospectus") and the except as otherwise stated therein, there shall have been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Company; (v) there are no material actions, suits or proceedings pending (or threatened) before any court or governmental agency, authority or body, affecting the Company or the transactions contemplated by this Underwriting Agreement; and (vi) the Company is not in violation of its Certificate of Incorporation, as amended, or its by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, pooling and servicing agreement, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which violations or defaults separately or in the aggregate would have a material adverse effect on the Company.

                          (c)     Subsequent to the execution of this
         Underwriting Agreement, there shall not have occurred any of the following: (i) if at or prior to the Closing Date, trading in securities on the New York Stock Exchange shall have been suspended or any material limitation in trading in securities generally shall have been established on such exchange, or a banking moratorium shall have been declared by New York or United States authorities, or (ii) if at or prior to the Closing Date, there shall have been an outbreak of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States which results in the declaration of a national emergency or war, and, in the reasonable opinion of the Underwriter, makes it impracticable or inadvisable to offer or sell the Offered Securities.

                          (d) The Underwriter shall have received written notification from each of Standard & Poor's Rating Service ("S&P"), Fitch Investors Service, L.P. ("Fitch") and Duff & Phelps Credit Rating Co. ("Duff") to the effect that the Offered Securities have been rated no lower than the required ratings set forth in Schedule I hereto, and as of the Closing Date, such rating or ratings shall not have been rescinded and there shall not have been any downgrading, or public notification of a possible downgrading, or public notification of a possible change without indication of direction.

                          (e) The Offered Securities, the Mortgage Loan Purchase and Sale Agreement, the Pooling and Servicing Agreement and this Underwriting Agreement shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect.

                          (f) The Company shall have delivered to the Underwriter an Officers' Certificate of the Company, dated the Closing Date, to the effect that the


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         signer of such certificate has carefully examined the Prospectus
         Supplement and this Agreement and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, and
         (iii) nothing has come to the attention of the signer that would lead the signer to believe that the Prospectus Supplement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no such representation or warranty shall be required as to statements contained in or omitted from the Prospectus Supplement in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use in the Prospectus Supplement and any amendment or supplement thereto.

                          (g) The Servicer shall have delivered to the Underwriter an Officers' Certificate of the general partner of the Servicer, dated the Closing Date, to the effect that (i) the signer of such certificate has carefully examined the Prospectus Supplement and that nothing has come to the attention of the signer that would lead the signer to believe that the statements in the Prospectus Supplement relating to the Servicer contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) all of the Servicer's representations and warranties contained in the Pooling and Servicing Agreement are true and correct as if made on the Closing Date.

                          (h) The Special Servicer shall have delivered to the Underwriter an Officers' Certificate of the Special Servicer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Prospectus Supplement and that nothing has come to the attention of the signer that would lead the signer to believe that the statements in the Prospectus Supplement relating to the Special Servicer contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no such representation or warranty shall be required as to statements contained in or omitted from the Prospectus Supplement in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use in the Prospectus Supplement and any amendment or supplement thereto.

                          (i) The Underwriter shall have received from each of (i) Fred A. Robustelli, Esq., Associate General Counsel of the Company, and (ii) O'Melveny & Myers, special counsel to the Company, a favorable opinion, dated the Closing Date, and satisfactory in form and substance to counsel for the Underwriter. With respect to such opinions, each counsel (a) may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents





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         furnished by officers of, the parties to this Underwriting Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement, (b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company (except that O'Melveny & Myers may rely upon the opinion of Fred A. Robustelli, Associate General Counsel of the Company, as to due authorization and execution), (c) may tender such opinion only as to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware and (d) may, to the extent necessary, rely as to the laws of states other than New York on the opinion of local counsel.

                          (j) The Underwriter shall have received from O'Melveny & Myers, special counsel to the Underwriter, such opinion, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, this Underwriting Agreement, the Final Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                          (k) The Underwriter shall have received from Deloitte & Touche LLP, the Company's certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that such accountants have performed certain specified procedures as a result of which they confirmed certain information of an accounting, financial or statistical nature set forth in the Final Prospectus.

                          (l) The Underwriter shall have received from Deloitte & Touche LLP, the Servicer's certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that such accountants have performed certain specified procedures as a result of which they confirmed certain information of an accounting, financial or statistical nature set forth in the Final Prospectus.

                          (m) The Underwriter shall have received from Morrison & Hecker L.L.P., counsel to the Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that each of the Pooling and Servicing Agreement and the Participation Agreement has been duly authorized, executed and delivered by the Servicer and constitutes the legal, valid, binding and enforceable agreement of the Servicer, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Servicer. With respect to such opinion, such counsel (a) may express is reliance as to





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         factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of the parties to the Pooling and Servicing Agreement, (b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Servicer and
         (c) may render such opinion only as to the laws of the State of New York, the State of Missouri and the federal laws of the United States of America.

                          (n) The Underwriter shall have received from Rubin Baum Levin Constant Friedman & Bilzin, counsel to the Special Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Special Servicer and constitutes the legal, valid, binding and enforceable agreement of the Special Servicer, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Special Servicer. With respect to such opinion, such counsel (a) may express is reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of the parties to the Pooling and Servicing Agreement, (b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Special Servicer, (c) may render such opinion only as to the laws of the State of New York, the State of Florida and the federal laws of the United States of America.

                          (o) The Underwriter shall have received from Morrison & Hecker L.L.P., counsel to the Servicer and the Mortgage Loan Seller, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that the Mortgage Loan Purchase and Sale Agreement has been duly authorized, executed and delivered by the Servicer and the Mortgage Loan Seller and constitutes the legal, valid, binding and enforceable agreement of the Servicer and the Mortgage Loan Seller, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter, the Servicer and the Mortgage Loan seller. With respect to such opinion, such counsel (a) may express is reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of the parties to the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement, (b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Servicer and the Mortgage Loan Seller (c) may render such opinion only as to the laws of the State of Missouri and the federal laws of the United States of America.





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                          (p)     The Underwriter shall have received from each
         of (i) Thomas A. Rosiello, Esq., Senior Counsel of the Trustee and
         (ii) Mayer, Brown & Platt, counsel to the Trustee, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable agreement of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Trustee (except that Mayer, Brown & Platt may rely on the opinion of Thomas A. Rosiello, Esq., Senior Counsel of the Trustee, as to due authorization and execution).

                          (q) The Underwriter shall have received from each of (i) Thomas A. Rosiello, Esq., Senior Counsel of the Fiscal Agent and (ii) Mayer, Brown & Platt, counsel to the Fiscal Agent, a favorable opinion dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Fiscal Agent and constitutes the legal, valid, binding and enforceable agreement of the Fiscal Agent, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Fiscal Agent (except that Mayer, Brown & Platt may rely on the opinion of Thomas A. Rosiello, Esq., Senior Counsel of the Fiscal Agent, as to due authorization and execution).

                          (r) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter, and the Underwriter and such counsel shall have received such information, certificates and documents as the Underwriter or such counsel may have reasonably requested.

                          (s) The Underwriter shall have received a copy of the Letter of Representations of the Company to The Depository Trust Company with respect to the Offered Securities.

                          (t) All conditions to the obligation of the Placement Agent pursuant to Section 4 of the Certificate Purchase Agreement shall have been satisfied.

                          (u) The Company shall have furnished such further information, certificates, documents and opinions as the Underwriter may reasonably request.





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                 If any of the conditions specified in this Section 2 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Underwriting Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone, telecopy or telegraph confirmed in writing.

                 3. Covenants of the Company. In further consideration of the agreements of the Underwriter contained in this Underwriting Agreement, the Company covenants as follows:

                          (a) The Company shall furnish the Underwriter, without charge, copies of the Registration Statement and any amendments thereto including exhibits and as many copies of the Final Prospectus and any supplements and amendments thereto as the Underwriter may from time to time reasonably request.

                          (b) The Company will not file any amendment to the Registration Statement or any supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy a reasonable time prior to the proposed filing or to which the Underwriter shall have reasonably objected. The Company will use its best efforts to cause any post-effective amendment to the Registration Statement to become effective as promptly as possible. During the time when a prospectus is required to be delivered under the 1933 Act, the Company will comply so far as it is able with all requirements imposed upon it by the 1933 Act and the rules and regulations thereunder to the extent necessary to permit the continuance of sales or of dealings in the Offered Securities in accordance with the provisions hereof and of the Final Prospectus, and the Company will prepare and file with the Commission, promptly upon request by the Underwriter, any amendments to the Registration Statement or amendments or supplements to the Prospectus which may be necessary or advisable in connection with the distribution of the Offered Securities by the Underwriter, and will use its best efforts to cause the same to become effective as promptly as possible. The Company will advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any amended Registration Statement has become effective or any amendment or supplement to the Final Prospectus or any amended Prospectus has been filed. The Company will advise the Underwriter, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus supplement or the Final Prospectus, or the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, or of any request made by the Commission for the





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         amending or supplementing of the Registration Statement or the Final
         Prospectus or for additional information, and the Company will use its best efforts to prevent the issuance of any such stop order or any order suspending any such qualification, and if any such order is issued, to obtain the lifting thereof as promptly as possible.

                          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus would include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary for any other reason to amend or supplement the Final Prospectus to comply with the 1933 Act, to promptly notify the Underwriter thereof and upon the Underwriter's request to prepare and file with the Commission, at the Company's own expense, an amendment or supplement which will correct such statement or omission or any amendment which will effect such compliance.

                          (d) During the period when a prospectus is required by law to be delivered in connection with the sale of the Offered Securities pursuant to this Underwriting Agreement, the Company will file, on a timely and complete basis, all documents that are required to be filed by the Company with the Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act.

                          (e) The Company shall qualify the Offered Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as the Underwriter shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Underwriter may designate provided that in connection therewith the Company shall not be required to qualify to do business or to file a general consent to service of process in any jurisdiction.

                          (f) For so long as any of the Offered Securities remain outstanding, to furnish to the Underwriter upon request in writing copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to its creditors or the holders of the Offered Securities and to furnish to the Underwriter copies of each annual or other report the Company shall be required to file with the Commission.

                          (g) To the extent, if any, that the rating provided with respect to the Offered Securities by the rating agency or agencies that initially rate the Offered Securities is conditional upon the furnishing of documents or the taking of any other actions by the Company, the Company shall use its best efforts to furnish such documents and take any such other actions.





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                          (h)     The Company will enter into the Mortgage Loan
         Purchase and Sale Agreement and the Pooling and Servicing Agreement on or prior to the Closing Date.

                 4. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that:

                          (a) The Registration Statement on Form S-3 (No. 33-58522) including the Prospectus, has become effective. No stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Prospectus Supplement will be filed with the Commission pursuant to Rule 424 under the 1933 Act. The conditions to the use of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions on Form S-3, and the conditions or Rule 415 under the 1933 Act, have been satisfied with respect to the Company and the Registration Statement. There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the rules and regulations thereunder that have not been so filed.

                          (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of this Underwriting Agreement and as of the Closing Date, the Registration Statement and the Final Prospectus conform, and as amended or supplemented, if applicable, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder, and on the date of this Underwriting Agreement and as of the Closing Date, neither of such documents includes any untrue statement of a material fact of omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither of such documents as amended or supplemented, if applicable, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements or omissions in any of such documents based upon written information furnished to the Company by the Underwriter specifically for use therein.

                          (c) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Company, whether or not arising in the ordinary course of business of the Company.





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                          (d)     The Company has been duly incorporated and is
         validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) and all requisite approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies necessary to own its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement; and, except as otherwise set forth or contemplated in the Final Prospectus, there are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened that would result in a material modification, suspension or revocation thereof.

                          (e) The Company has all requisite power and authority (corporate and other) and all requisite authorizations, approvals, order, licenses, certificates and permits of and from all governmental or regulatory officials and bodies to own its properties, to conduct its business as described in the Registration Statement and the Final Prospectus and to execute, deliver and perform this Underwriting Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement, except such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution by the Underwriter of the Offered Securities; all such authorizations, approvals, orders, licenses, certificates are in full force and effect and contain no unduly burdensome provisions; and, except as set forth or contemplated in the Registration Statement or the Final Prospectus, there are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened that would result in a material modification, suspension or revocation thereof.

                          (f) The Offered Securities have been duly authorized, and when they are issued and delivered pursuant to this Underwriting Agreement, they will have been duly executed, issued and delivered and will be entitled to the benefits provided by the Pooling and Servicing Agreement, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), and will conform in substance to the description thereof contained in the Registration Statement and the Final Prospectus, and will in all material respects be in the form contemplated by the Pooling and Servicing Agreement.

                          (g) This Agreement has been duly authorized, executed and delivered by the Company. Each of the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement, when executed and delivered as contemplated hereby, will have been duly authorized, executed and delivered by the Company. This Underwriting Agreement constitutes, and each of the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement when so executed and delivered will constitute, a legal, valid, binding and enforceable agreement of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                          (h)     As of the Closing Date, the Offered
         Securities, the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement and each of the Mortgage Loans will each conform in all material respects to the respective descriptions thereof contained in the Prospectus Supplement, and on the Closing Date, the Company (pursuant to the Pooling and Servicing Agreement) will assign to the Trustee for the benefit of the Certificateholders of the Offered Securities, certain representations and warranties with respect to the Mortgage Loans made by the Mortgage Loan Seller to the Company in the Mortgage Loan Purchase and Sale Agreement, and the representations and warranties will be true and correct in all material respects.

                          (i) No filing or registration with, or notice to, or consent, approval, non-disapproval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Underwriting Agreement or the Pooling and Servicing Agreement, except such as have been obtained and except such as may be required under the 1933 Act, the rules and regulations thereunder, or state securities or "Blue Sky" laws, in connection with the purchase and distribution of the Offered Securities by the Underwriter.

                          (j) The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease, own or license, as the case may be, and to operate, its properties and to carry on its business as presently conducted and has received no notice of proceedings relating to the revocation of any such license, permit, consent, order or approval, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, results of operations, net worth or condition (financial or otherwise) of the Company.

                          (k) Other than as set forth or contemplated in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business or business prospects of the Company and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                          (l) As of the Closing Date, each of the Mortgage Loans will meet the criteria for selection described in the Final Prospectus, and at the Closing Date, the representations and warranties made by the Company in the Pooling and Servicing Agreement will be true and correct as of the date made.

                          (m) At the time of execution and delivery of the Pooling and Servicing Agreement, the Company will have good and marketable title to the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens"), and will not have assigned to any person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Offered Securities, the Company will have the power and authority to transfer the Offered Securities to the Underwriter, and, upon execution and delivery to the Trustee of the Pooling and Servicing Agreement and delivery to the Underwriter of the Offered Securities, and delivery to the Underwriter of the Privately Placed Certificates, the Trustee will have good and marketable title to the Mortgage Loans and the Underwriter will have good and marketable title to the Offered Securities, in each case free and clear of any Liens.

                          (n) Neither the Company nor the Trust Fund is, and neither (i) the issuance and sale of the Offered Securities in the manner contemplated by the Final Prospectus or the issuance and sale of the Publicly Offered Certificates in the manner contemplated by the Final Prospectus, nor (ii) the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be an "investment company" or under the control of an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                          (o) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund is not required to be registered under the Investment Company Act of 1940, as amended.

                          (p) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Underwriting Agreement, this Underwriting Agreement, the Pooling and Servicing Agreement and the Offered Securities have been or will be paid at or prior to the Closing.

                 5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 1934 Act against any and all losses, claims, damages or liabilities, joint or several to which they may become liable under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company as herein stated by the Underwriter specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the preliminary Final Prospectus shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) with respect to any person asserting any such loss, claim, damage or liability who purchased the Offered Securities that are the subject thereof if such person did not receive a copy of the Final Prospectus to the confirmation of the sale of such Offered Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contained in the preliminary Final Prospectus (or other written material prepared in lieu thereof) was corrected in the Final Prospectus. This indemnity will be in addition to any liability that the Company may otherwise have.

                 (b) The Underwriter will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information furnished to the Company as herein stated by or on behalf of the Underwriter specifically for use in connection with the preparation of the documents referred to in the foregoing indemnity. This indemnity will be in addition to any liability that the Underwriter may otherwise have.

                 (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 5. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled (i) to participate therein, and (ii) to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and otherwise participate in the defense of such action on behalf of such indemnified party or parties; upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, and upon approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, and the indemnifying party will be liable for the legal and other expenses subsequently incurred by such indemnified party or parties in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding clause of this sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter in the case of paragraph (a) of this Section 5, representing the indemnified parties under such paragraph
(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

                 (d) If the indemnification provided for in this Section 5 shall for any reason be unavailable to an indemnified party under this Section 5, then the Company and the Underwriter shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities referred to in paragraph (a) or (b) above, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Underwriter on the other from the placement of the Offered Securities, and (ii) the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statement or omission that resulted in such losses, claims, damages and liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the purchase price paid by the Underwriter pursuant to Section 2 hereof bears to the difference between (i) the total price at which the Offered Securities were sold by the Underwriter and (ii) the purchase price paid by the Underwriter pursuant to Section 2 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities placed by it exceeds the amount of any damages that the Underwriter has otherwise been required to pay or has become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5 each person, if any, who controls the Underwriter within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each director and each officer of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph
(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

                 6. Survival of Certain Representations and Obligations. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Underwriter set forth in, or made pursuant to, this Underwriting Agreement shall remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Underwriter, the Company, or any of the offices or directors or any controlling person of any of the foregoing, and shall survive the delivery of and payment for the offered Securities.

                 7. Termination. (a) This Underwriting Agreement may be terminated by the Company by notice to the Underwriter in the event that a stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings for that purpose shall have been instituted or threatened.

                 (b) This Underwriting Agreement may be terminated by the Underwriter by notice to the Company in the event that the Company or the Servicer shall have failed, refused or been unable to perform all obligations and satisfy all conditions to be performed or satisfied hereunder by the Company at or prior to the Closing Date.

                 (c) Termination of this Underwriting Agreement pursuant to this Section 7 shall be without liability of any party to any other party other than as provided in Sections 8 and 12 hereof.

                 8. Default of Underwriter. If the Underwriter defaults in its obligation to purchase the Offered Securities as provided in this Underwriting Agreement and the aggregate principal amount of the Offered Securities with respect to which such default occurs is more than ten percent of the aggregate principal amount, notional amount or Stated Amount, as applicable, of such Offered Securities, as the case may be, and arrangements satisfactory to the Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after any such default, this Underwriting Agreement will terminate without liability on the part of the Company except for the expenses to be paid or reimbursed by the Company pursuant to Section 11 hereof and except for the provisions of Sections 14 hereof. As used in this Underwriting Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

                 9. Expenses. The Company agrees with the Underwriter that: (a) whether or not the transactions contemplated in this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Company will pay all fees and expenses incident to the performance of its obligations under this Underwriting Agreement, including but not limited to,
(i) the Commission's registration fee, (ii) the expenses of printing and distributing this Underwriting Agreement and any related underwriting documents, the Registration Statement, any preliminary prospectus, the Prospectus Supplement, any amendments or supplements to the Registration Statement or the Prospectus Supplement, and any Blue Sky memorandum or legal investment survey and any supplements thereto, (iii) fees and expenses of rating agencies, accountants and counsel for the Company, (iv) the expenses referred to in Section 5(e) hereof, and (v) all miscellaneous expenses referred to in Item 30 of the Registration Statement; (b) all out-of-pocket expenses, including counsel fees, disbursements and expenses, reasonably incurred by the Underwriter in connection with investigating, preparing to market and marketing the Offered Securities and proposing to purchase and purchasing the Offered Securities under this Underwriting Agreement will be borne and paid by the Company if this Underwriting Agreement is terminated by the Company pursuant to
Section 10 hereof or by the Underwriter on account of the failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on the part of the Company to be performed or satisfied hereunder; and (c) the Company will pay the cost of preparing the certificates for the Offered Securities.

                 Except as otherwise provided in this Section 13, the Underwriter agrees to pay all of its expenses in connection with investigating, preparing to market and marketing the Offered Securities and proposing to purchase and purchasing the Offered Securities under this Underwriting Agreement, including the fees and expenses of their counsel and any advertising expenses incurred by it in making offers and sales of the Offered Securities.

                 10. If the sale of the Offered Securities provided/or herein is not consummated because any condition to the obligation of the Underwriter set forth in Section 2 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a defendant by the Underwriter, the Company will reimburse the Underwriter, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel that shall have been incurred by it in connection with the proposed offering of the Offered Securities.

                 11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Company at One New York Plaza - 15th Floor, New York, New York 10292-2015, attention: Peter Riemenschneider or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at One New York Plaza - 15th Floor, New York, New York 10292-2015, attention: Peter Riemenschneider.

                 12. Successors. This Underwriting Agreement shall inure to the benefit of and shall be binding upon the Underwriter, the Company and their respective successors and legal representatives, and nothing expressed or mentioned herein on in this Underwriting Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement, or any provisions herein contained, the Underwriting Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the representations and warranties of the Company and the Servicer contained herein or in this Underwriting Agreement shall also be for the benefit of any person or persons who controls or control any Underwriter within the meaning of
Section 15 of the 1933 Act, and (ii) the indemnities by the Underwriter shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the 1933 Act. No purchaser of the Offered Securities from the Underwriter shall be deemed a successor because of such purchase. This Underwriting Agreement and each Underwriting Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

                 13. Applicable Law; Counterparts. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

      14. Time of the Essence. Time shall be of the essence of each Underwriting Agreement.

                 If the foregoing is in accordance with your understanding, please sign and return two counterparts hereof.


                                        Very truly yours,

                                        PRUDENTIAL SECURITIES SECURED
                                        FINANCING CORPORATION


                                        By /s/ Peter Riemenschneider
                                           ------------------------------------
                                           Name: Peter Riemenschneider
                                           Title: Vice President


Accepted as of The date hereof:

PRUDENTIAL SECURITIES
  INCORPORATED


By /s/ Norman Chaleff
   -------------------------------
   Name: Norman Chaleff
   Title: Managing Director

                                   SCHEDULE I




Title of Offered Securities:

Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates, Series 1995-MCF-2, Class A-1, Class C, Class D and Class E


Terms and Conditions:

Specified funds for payment of purchase price:

     Wire transfer of immediately available Federal Funds.

Required Rating:

     As described in the Prospectus Supplement.

Time of Delivery:

   December 28, 1995 at 10:00 A.M., New York City time.

Closing Location:

         O'Melveny & Myers
         153 East 53rd Street
         New York, New York  10022

Names and address of Underwriter:

      Address for Notices, etc:   One New York Plaza
                                  New York, New York 10292





                                      I-1